Exhibit 8.1

SUBSIDIARIES OF THE COMPANY

	Group Holdings in %	Principal Function of Company

		Selling	Manufacturing	Research	Service, Finance

AMERICAS
Argentina
Ciba Especialidades Quimicas S.A., Buenos Aires	100	•
Bermuda
Chemical Insurance Company Ltd., Hamilton	100				•
Ciba Specialty Chemicals Eurofinance Ltd., Hamilton	100				•
Ciba Specialty Chemicals International Finance Ltd., Hamilton	100				•
Ciba Specialty Chemicals Investment Ltd., Hamilton	100				•
Brazil
Ciba Especialidades Quimicas Ltda., Sao Paulo	100	•	•
Canada
Ciba Specialty Chemicals Canada Inc., Mississauga	100	•
Ciba Specialty Chemicals Water Treatments Corp., Mississauga	100	•
Chile
Ciba Especialidades Quimicas Ltd., Santiago de Chile	100	•	•
Ciba Especialidades Quimicas Conosur S.A., Santiago de Chile	100	•
Colombia
Ciba Especialidades Quimicas S.A., Bogota	100	•	•
Guatemala
Ciba Especialidades Quimicas, S.A. (ACC), Guatemala	100	•	•
Mexico
Ciba Especialidades Quimicas Mexico S.A. de C.V., Mexico	100	•	•
Panama
Ciba Especialidades Quimicas Colon S.A., Colon	100	•
USA
Ciba Specialty Chemicals Corporation, Tarrytown, NY	100	•	•	•

ASIA-PACIFIC
Australia
Ciba Specialty Chemicals Pty. Ltd., Thomastown	100	•	•
Bahrain
Ciba Specialty Chemicals Middle East WLL	100	•
China
Ciba Specialty Chemicals (China) Ltd., Beijing	100				•
Ciba Specialty Chemicals (Hong Kong) Ltd., Hong Kong	100	•
Ciba Specialty Chemicals (Shanghai) Ltd., Shanghai	100	•
Guangdong Ciba Specialty Chemicals Co. Ltd., Panyu, Guangdong	95	•	•
Guangzhou Ciba Specialty Chemicals Co. Ltd., Guangzhou	80	•	•
Qingdao Ciba Dyes Co. Ltd., Qingdao	94	•	•
Qingdao Ciba Pigments Co. Ltd., Qingdao	91	•	•
Shanghai Ciba Gao-Qiao Chemical Co. Ltd., Shanghai	75	•	•
Shenzhen Ciba Specialty Chemicals Co. Ltd., Shenzhen	85	•	•
Xiangtan Chemicals & Pigments Co. Ltd., Xiangtan	49	•	•
India
Ciba India Private Ltd., Mumbai	100			•	•
Ciba Specialty Chemicals (India) Ltd., Mumbai	69	•	•
Diamond Dye-Chem Limited, Mumbai	69	•	•

	Group Holdings in %	Principal Function of Company

		Selling	Manufacturing	Research	Service, Finance

ASIA-PACIFIC (continued)
Indonesia
P.T. Ciba Specialty Chemicals Indonesia, Jakarta	80	•	•
Japan
Chemipro Fine Chemical Kaisha Ltd., Kobe	51	•	•
Ciba Specialty Chemicals K.K., Osaka	100	•		•
Musashino-Geigy Co. Ltd., Tokyo	60	•	•
Nippon Alkyl Phenol Co. Ltd., Tokyo	46	•	•
Republic of Korea (South Korea)
Ciba Specialty Chemicals Korea Ltd., Seoul	100	•
Daihan Swiss Chemical Corp., Seoul	50	•	•	•
Doobon Fine Chemical Co., Ltd., Chongwon-kun	63	•	•
Malaysia
Ciba Specialty Chemicals (Malaysia) SDN. BHD., Klang	70	•	•
New Zealand
Ciba Specialty Chemicals N.Z. Ltd., Auckland	100	•	•
Singapore
Ciba Specialty Chemicals (Singapore) Pte Ltd., Singapore	100	•
South Africa
Ciba Specialty Chemicals (Pty) Ltd., Spartan	100	•
Taiwan
Ciba Specialty Chemicals (Taiwan) Ltd., Kaohsiung	100	•	•
Thailand
Ciba Specialty Chemicals (Thailand) Ltd., Bangkok	100	•	•
Ciba Specialty Chemicals Industries Ltd., Bangkok	95	•	•

EUROPE
Austria
Ciba Spezialitaetenchemie GmbH, Hard	100	•
Belgium
Ciba Specialty Chemicals N.V., Groot-Bijgaarden	100	•
Finland
Ciba Specialty Chemicals Finland OY, Helsinki	100	•
France
Ciba Specialites Chimiques SA, Saint Fons	100	•	•
Ciba Specialty Chemicals Masterbatch SA, Saint Jeoire en Faucigny	100	•	•	•
Germany
Ciba Spezialitaetenchemie Grenzach GmbH, Grenzach-Wyhlen	100		•	•
Ciba Spezialitaetenchemie Holding Deutschland GmbH, Lampertheim	100				•
Ciba Spezialitaetenchemie Lampertheim GmbH, Lampertheim	100	•	•	•
Ciba Spezialitaetenchemie Pfersee GmbH, Langweid/Lech	100	•	•	•
Greece
Ciba Specialty Chemicals Hellas ABEE, Thessaloniki	100	•
Hungary
Ciba Specialty Chemicals Magyarorszag, Kft., Budapest	100	•
Italy
Ciba Specialty Chemicals S.p.A., Sasso Marconi (Bologna)	100	•	•	•
L.A.C. S.p.A., Vanzaghello, Milano	100	•	•
Magenta Master Fibres, S.r.l., Milano	60	•	•	•
Luxembourg
Ciba Specialty Chemicals Finance Luxembourg S.A.	100				•

	Group Holdings in %	Principal Function of Company

		Selling	Manufacturing	Research	Service, Finance

EUROPE (continued)
Netherlands
Ciba Specialty Chemicals International Nederland B.V., Maastricht	100				•
Ciba Specialty Chemicals (Maastricht) B.V., Maastricht	100	•	•	•
EFKA Additives B.V., Heerenveen	100	•	•	•
Ciba Specialty Chemicals Melapur B.V., Heerlen	100			•
Portugal
Ciba Especialidades Quimicas Lda., Porto	100	•
Spain
Ciba Especialidades Quimicas S.L., Barcelona	100	•
Sweden
Ciba Specialty Chemicals Sweden AB, Göteborg	100	•
Switzerland
Ciba Specialites Chimiques Monthey SA, Monthey	100		•
Ciba Spezialitaetenchemie AG, Basel	100	•	•	•
Ciba Spezialitaetenchemie Finanz AG, Basel	100				•
Ciba Spezialitaetenchemie International AG, Basel	100				•
Ciba Spezialitaetenchemie Kaisten AG, Kaisten	100		•
Ciba Spezialitaetenchemie Schweizerhalle AG, Muttenz	100		•
Ciba Spezialitaetenchemie Services AG, Basel	100				•
CIMO Compagnie Industrielle de Monthey SA, Monthey	50				•
Turkey
Ciba Oezel Kimyevi Uerueaenler Sanayi ve Ticaret Ltd., Istanbul	100	•
United Kingdom
Ciba Specialty Chemicals PLC, Macclesfield	100	•	•	•
Ciba Specialty Chemicals Investment PLC, Macclesfield	100				•
Ciba Specialty Chemicals Water Treatments Ltd., Bradford	100	•	•	•

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